DELOITE & TOUCHE LLP (LOGO)

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statements (2-93572, 33-45809 and 33-53462) on Forms S-8 of Bel Fuse Inc. of our report dated March 8, 1995 appearing in this Annual Report on Form 10-K of Bel Fuse Inc. for the year ended December 31, 1994.


DELOITE & TOUCHE LLP

March 29, 1995











-------------------
Deloitte Touche
Tohmatsu          (LOGO)
International
-------------------